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                                                                      Exhibit 23

                         Consent of Independent Auditors

The Board of Directors
Aetna Inc.:

We consent to incorporation by reference in the Registration Statements (No. 333-07169 on Form S-3, No. 333-08427 on Form S-8, No. 333-08429 on Form S-8, No.
333-08431 on Form S-8, No. 333-68881 on Form S-8, No. 333-52321 on Form S-3, No.
333-52321-01 on Form S-3, No. 333-52321-02 on Form S-3, No. 333-52321-03 on Form
S-3, No. 333-52321-04 on Form S-3 and No. 333-52321-05 on Form S-3) of Aetna
Inc. of our reports dated February 3, 1999, relating to the consolidated balance sheets of Aetna Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1998, which reports appear in or are incorporated by reference in the December 31, 1998 annual report on Form 10-K of Aetna Inc.


                                        /s/ KPMG LLP


Hartford, Connecticut
February 26, 1999